--------------------------------------------------------------------------------
                                   EXHIBIT 11
              ANNUAL REPORT OF AUL AMERICAN INDIVIDUAL UNIT TRUST
                     FOR THE PERIOD ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


A Message
From
The Chairman of the Board
and President of AUL American Series Fund, Inc.

To Participants in AUL American Individual Unit Trust

     The U.S. economy continued to surprise investors with its performance during 1997. The current seven year expansion has been unique in that economic growth has remained moderate while inflationary pressures have been subdued. The inflation rate actually declined during 1997, allowing the Federal Reserve to hold monetary policy steady during the last nine months of the year. Other positive economic factors during the year included lower interest rates, higher productivity and improved corporate profit margins.

     Equity investors were richly rewarded during the past year with the Dow Jones Industrial Average and the S&P 500 (commonly quoted equity indices) both achieving double digit returns. During 1997, equity investors reacted positively to the combination of slow growth and moderate inflation. However, the volatility of returns increased dramatically during the second half of the year as investors became fearful that corporations would experience a decline in profit growth during 1998. Severe weakness in Asia and Latin America was another principal catalyst causing increased volatility.

     Bond yields moved higher in the first quarter of 1997 in reaction to the Federal Reserve Bank's 25 basis point increase in the Federal Funds rate target but declined over the remainder of the year. Moderate inflation, a declining federal deficit, and turmoil in the Asian markets caused the Federal Reserve Bank to withhold any further intervention, despite strong economic growth and low unemployment. As a result, bond returns, especially for bonds with longer maturities, were competitive with common stocks in the last six months of 1997 although they still trailed well behind equity returns for the entire year.

     At the present time, most economists are expecting economic growth to decelerate in 1998 as a result of weaker domestic demand and momentum lost from foreign trade. Slower growth does have some positive aspects. However, equity investors remain focused on the possibility of weaker corporate profits.

     Equity investors have now experienced three years of phenomenal equity returns, returns which are substantially higher than the long-term averages. The major stock indices could still post further gains during 1998, but the opportunity to dramatically outperform the long-term averages becomes extremely limited. Good bond performance will depend on declining interest rates, continued moderate inflation and bonds being viewed as an "alternative investment" for equity investors.


                                                             /s/ James W. Murphy
                                                                 James W. Murphy
                                Chairman of the Board of Directors and President
1

(This page is intentionally blank)
2

Indianapolis, Indiana
January 20, 1998

Report of Independent Accountants


The Contract Owners of
AUL American Individual Unit Trust and
Board of Directors of
American United Life Insurance Company


We have audited the accompanying statements of net assets of AUL American Individual Unit Trust as of December 31, 1997, and the related statements of operations and changes in net assets for each of the two years in the period then ended. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997, by correspondence with the custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AUL American Individual Unit Trust as of December 31, 1997, and the results of its operations and changes in net assets for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


                                                     /s/Coopers & Lybrand L.L.P.



Indianapolis, Indiana
February 2, 1998
3

                       AUL American Individual Unit Trust
                            STATEMENTS OF NET ASSETS
                                December 31, 1997

                                                    Series Fund                             Fidelity
                           --------------------------------------------------------------   ----------
                           Equity         Money         Bond       Managed     Tactical       High
                                          Market                                Asset        Income
                           ----------   ----------   ----------   ----------   ----------   ----------
    ....................

Assets:
Investments at value ...   $8,976,235   $5,092,365   $2,366,858   $6,178,542   $3,168,747   $4,486,791
                           ----------   ----------   ----------   ----------   ----------   ----------

Net Assets .............   $8,976,235   $5,092,365   $2,366,858   $6,178,542   $3,168,747   $4,486,791
                           ==========   ==========   ==========   ==========   ==========   ==========

Units outstanding ......    1,008,287    4,549,404      373,791      791,101      459,162      577,023
                           ==========   ==========   ==========   ==========   ==========   ==========

Accumulation  Unit Value   $     8.90   $     1.12   $     6.33   $     7.81   $     6.90   $     7.78
                           ==========   ==========   ==========   ==========   ==========   ==========



The accompanying notes are an integral part of the financial statements.
4

                 AUL American Individual Unit Trust
                STATEMENTS OF NET ASSETS (continued)
                          December 31, 1997

                                                            Fidelity
                          ---------------------------------------------------------------------------------
                            Growth       Overseas        Asset       Index 500      Equity-     Contrafund
                                                        Manager                      Income
                          -----------   -----------   -----------   -----------   -----------   -----------

    ...................

Assets:
Investments at value ..   $12,936,642   $ 1,948,811   $12,030,222   $19,854,895   $10,124,985   $11,602,769
                          -----------   -----------   -----------   -----------   -----------   -----------
Net Assets ............   $12,936,642   $ 1,948,811   $12,030,222   $19,854,895   $10,124,985   $11,602,769
                          ===========   ===========   ===========   ===========   ===========   ===========
Units outstanding           1,393,042       297,195     1,581,639     1,836,589     1,186,973     1,310,234
                          ===========   ===========   ===========   ===========   ===========   ===========

Accumulation Unit Value   $      9.29   $      6.56   $      7.61   $     10.81   $      8.53   $      8.86
                          ===========   ===========   ===========   ===========   ===========   ===========


The accompanying notes are an integral part of the financial statements.
5

                 AUL American Individual Unit Trust
                STATEMENTS OF NET ASSETS (continued)
                          December 31, 1997

                             American Century              Alger        Calvert      T.RowePrice
                        -----------------------------   -----------   ------------   -------------
                          VP Capital         VP          American        Capital
                         Appreciation   International     Growth      Accumulation   Equity Income
                        -------------   -------------   -----------   ------------   -------------

    ...................

Assets:
Investments at value .. $   1,830,373   $   2,635,254   $14,588,275   $  1,860,781   $  20,117,044
                        -------------   -------------   -----------   ------------   -------------

Net Assets ............ $   1,830,373   $   2,635,254   $14,588,275   $  1,860,781   $  20,117,044
                        =============   =============   ===========   ============   =============
Units outstanding .....       312,676         371,156     1,748,167        231,353       2,226,491
                        =============   =============   ===========   ============   =============

Accumulation Unit Value $        5.85   $        7.10   $      8.34   $       8.04   $        9.04
                        =============   =============   ===========   ============   =============


The accompanying notes are an integral part of the financial statements.
6

                 AUL American Individual Unit Trust
                STATEMENTS OF NET ASSETS (continued)
                          December 31, 1997

                                       PBHG
                         -----------------------------
                            Growth II    Tech. & Comm.
                         ------------   --------------
Assets:
Investments at value     $    521,632   $      405,466
                         ------------   --------------
Net Assets               $    521,632   $      405,466
                        =============   ==============
Units outstanding              97,881           78,548
                        =============   ==============
Accumulation Unit Value  $       5.33   $         5.16
                        =============   ==============

The accompanying notes are an integral part of the financial statements.
7

                 AUL American Individual Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS
           for the years ended December 31, 1997 and 1996


                                                                         Series Fund
                               --------------------------------------------------------------------------------------------
                                          Equity                        Money Market                       Bond
                               ----------------------------    ----------------------------    ----------------------------
                                   1997            1996            1997            1996             1997            1996
                               ------------    ------------    ------------    ------------    ------------    ------------
    ........................

Operations:
Dividend income ............   $    194,477    $     45,758    $    183,949    $    115,215    $    155,983    $     92,504
Mortality & expense
 charges ...................         78,607          29,591          47,237          30,590          26,224          16,617
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income
 (Loss) ....................        115,870          16,167         136,712          84,625         129,759          75,887
                               ------------    ------------    ------------    ------------    ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ...        285,199          34,024            --              --            37,423          (2,048)
Net change in
 unrealized gain (loss) ....      1,029,868         344,982            --              --           (35,542)        (18,274)
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............      1,315,067         379,006            --              --             1,881         (20,322)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
 in Net Assets from
 Operations ................      1,430,937         395,173         136,712          84,625         131,640          55,565
                               ------------    ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...      4,466,066       2,342,416      11,080,898      21,617,520       2,367,692       1,594,898
Cost of units redeemed .....       (595,356)        (66,261)     (8,812,016)    (20,667,199)     (2,078,457)       (186,785)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease) ........      3,870,710       2,276,155       2,268,882         950,321         289,235       1,408,113
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....      5,301,647       2,671,328       2,405,594       1,034,946         420,875       1,463,678
Net Assets, beginning ......      3,674,588       1,003,260       2,686,771       1,651,825       1,945,983         482,305
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $  8,976,235    $  3,674,588    $  5,092,365    $  2,686,771    $  2,366,858    $  1,945,983
                               ============    ============    ============    ============    ============    ============
Units sold .................        554,508         368,904      10,417,704      20,521,606         381,702         277,366
Units redeemed .............        (74,488)        (10,375)     (8,356,283)    (19,616,253)       (335,222)        (31,969)
                               ------------    ------------    ------------    ------------    ------------    ------------
Net increase (decrease) ....        480,020         358,529       2,061,421         905,353          46,480         245,397
Units outstanding, beginning        528,267         169,738       2,487,983       1,582,630         327,311          81,914
                               ------------    ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ..      1,008,287         528,267       4,549,404       2,487,983         373,791         327,311
                               ============    ============    ============    ============    ============    ============

The accompanying notes are an integral part of the financial statements.
8

                       AUL American Individual Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996


                                                     Series Fund                                    Fidelity
                               --------------------------------------------------------    -----------------------
                                          Managed                 Tactical Asset                  High Income
                               --------------------------    --------------------------    -----------------------
                                    1997          1996           1997           1996           1997          1996
                               ------------   -----------    -----------    -----------    -----------    -----------
    ........................

Operations:
Dividend income ............   $    303,723   $    81,813    $   229,808    $    28,262    $   176,695    $    69,242
Mortality & expense
 charges ...................         58,232        25,095         26,793          7,553         37,368         17,670
                               ------------   -----------    -----------    -----------    -----------    -----------
Net Investment Income
(Loss) .....................        245,491        56,718        203,015         20,709        139,327         51,572
                               ------------   -----------    -----------    -----------    -----------    -----------

Gain (Loss) on Investments:
Net realized gain (loss) ...        109,208        25,509         48,556          2,694         60,312         26,834
Net change in
 unrealized gain (loss) ....        432,569       159,770          5,006         64,663        247,977         83,401
                               ------------   -----------    -----------    -----------    -----------    -----------
Net Gain (Loss) ............        541,777       185,279         53,562         67,357        308,289        110,235
                               ------------   -----------    -----------    -----------    -----------    -----------
Increase (Decrease)
in Net Assets from
Operations .................        787,268       241,997        256,577         88,066        447,616        161,807
                               ------------   -----------    -----------    -----------    -----------    -----------
Contract Owner Transactions:
Proceeds from units sold ...      2,588,339     2,460,594      2,070,415        824,922      2,479,819      1,356,038
Cost of units redeemed .....       (462,750)     (142,232)      (137,709)       (29,031)      (518,646)      (178,148)
                               ------------   -----------    -----------    -----------    -----------    -----------
Increase (Decrease) ........      2,125,589     2,318,362      1,932,706        795,891      1,961,173      1,177,890
                               ------------   -----------    -----------    -----------    -----------    -----------

Net increase(decrease) .....      2,912,857     2,560,359      2,189,283        883,957      2,408,789      1,339,697
Net Assets, beginning ......      3,265,685       705,326        979,464         95,507      2,078,002        738,305
                               ------------   -----------    -----------    -----------    -----------    -----------
Net Assets, ending .........   $  6,178,542   $ 3,265,685    $ 3,168,747    $   979,464    $ 4,486,791    $ 2,078,002
                               ============   ===========    ===========    ===========    ===========    ===========

Units sold .................        355,209       403,449        318,153        150,337        337,319        214,596
Units redeemed .............        (63,509)      (23,140)       (20,857)        (6,501)       (70,840)       (28,308)
                               ------------   -----------    -----------    -----------    -----------    -----------

Net increase (decrease) ....        291,700       380,309        297,296        143,836        266,479        186,288
Units outstanding, beginning        499,401       119,092        161,866         18,030        310,544        124,256
                               ------------   -----------    -----------    -----------    -----------    -----------
Units outstanding, ending ..        791,101       499,401        459,162        161,866        577,023        310,544
                               ============   ===========    ===========    ===========    ===========    ===========

The accompanying notes are an integral part of the financial statements.
9

                 AUL American Individual Unit Trust
   STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued) for the years ended December 31, 1997 and 1996

                                                                         Fidelity
                               --------------------------------------------------------------------------------------------
                                          Growth                         Overseas                      Asset Manager
                               ----------------------------    ----------------------------    ----------------------------
                                   1997            1996            1997            1996            1997             1996
                               ------------    ------------    ------------    ------------    ------------    ------------
Operations:
Dividend income ............   $    325,488    $    206,470    $     92,988    $      9,445    $    763,196    $     98,943
Mortality & expense
 charges ...................        137,514          71,907          18,503           9,283         108,982          44,655
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income
(Loss) .....................        187,974         134,563          74,485             162         654,214          54,288
                               ------------    ------------    ------------    ------------    ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ...        353,918         211,891          59,959          19,409         110,314          58,343
Net change in
unrealized gain (loss) .....      1,595,384         311,416         (37,531)         62,848         703,669         390,495
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............      1,949,302         523,307          22,428          82,257         813,983         448,838
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
in Net Assets from
Operations .................      2,137,276         657,870          96,913          82,419       1,468,197         503,126
                               ------------    ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...      3,826,538       5,798,270       1,120,040         716,922       5,181,615       4,311,179
Cost of units redeemed .....     (1,640,979)       (415,375)       (330,480)        (91,954)       (611,357)       (212,023)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease) ........      2,185,559       5,382,895         789,560         624,968       4,570,258       4,099,156
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....      4,322,835       6,040,765         886,473         707,387       6,038,455       4,602,282
Net Assets, beginning ......      8,613,807       2,573,042       1,062,338         354,951       5,991,767       1,389,485
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $ 12,936,642    $  8,613,807    $  1,948,811    $  1,062,338    $ 12,030,222    $  5,991,767
                               ============    ============    ============    ============    ============    ============

Units sold .................        456,931         805,777         169,260         128,049         730,254         727,908
Units redeemed .............       (195,006)        (57,408)        (50,539)        (16,250)        (87,170)        (35,685)
                               ------------    ------------    ------------    ------------    ------------    ------------
Net increase (decrease) ....        261,925         748,369         118,721         111,799         643,084         692,223
Units outstanding, beginning      1,131,117         382,748         178,474          66,675         938,555         246,332
                               ------------    ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ..      1,393,042       1,131,117         297,195         178,474       1,581,639         938,555
                               ============    ============    ============    ============    ============    ============

The accompanying notes are an integral part of the financial statements
10

                       AUL American Individual Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued) for the years ended December 31, 1997 and 1996

                                                                       Fidelity
                               --------------------------------------------------------------------------------------------
                                        Index 500                      Equity-Income                   Contrafund
                               ----------------------------    ----------------------------    ----------------------------
                                    1997           1996            1997            1996            1997            1996
                               ------------    ------------    ------------    ------------    ------------    ------------
    ........................

Operations:
Dividend income ............   $    256,760    $     45,109    $    616,205    $     59,196    $    205,387    $     10,399
Mortality & expense
 charges ...................        166,249          44,637          96,237          44,959         111,873          43,120
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income
(Loss) .....................         90,511             472         519,968          14,237          93,514         (32,721)
                               ------------    ------------    ------------    ------------    ------------    ------------

Gain (Loss) on Investments:
Net realized gain loss) ....        562,621         122,509         240,521          38,790         399,353          80,913
Net change in
 unrealized gain (loss) ....      2,607,904         638,522         958,013         396,053       1,242,165         666,789
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............      3,170,525         761,031       1,198,534         434,843       1,641,518         747,702
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease)
 in Net Assets from
 Operations ................      3,261,036         761,503       1,718,502         449,080       1,735,032         714,981
                               ------------    ------------    ------------    ------------    ------------    ------------

Contract Owner Transactions:
Proceeds from units sold ...     11,227,689       5,347,903       4,399,847       4,547,863       4,689,385       4,960,020
Cost of units redeemed .....     (1,357,807)       (272,289)     (1,672,256)       (287,406)     (1,044,864)       (186,380)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease) ........      9,869,882       5,075,614       2,727,591       4,260,457       3,644,521       4,773,640
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....     13,130,918       5,837,117       4,446,093       4,709,537       5,379,553       5,488,621
Net Assets, beginning ......      6,723,977         886,860       5,678,892         969,355       6,223,216         734,595
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $ 19,854,895    $  6,723,977    $ 10,124,985    $  5,678,892    $ 11,602,769    $  6,223,216
                               ============    ============    ============    ============    ============    ============

Units sold .................      1,160,180         721,534         562,867         725,735         577,185         767,503
Units redeemed .............       (138,613)        (36,902)       (218,107)        (45,774)       (128,422)        (27,857)
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....      1,021,567         684,632         344,760         679,961         448,763         739,646
Units outstanding, beginning        815,022         130,390         842,213         162,252         861,471         121,825
                               ------------    ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ..      1,836,589         815,022       1,186,973         842,213       1,310,234         861,471
                               ============    ============    ============    ============    ============    ============

The accompanying notes are an integral part of the financial statements.
11

                       AUL American Individual Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996


                                                       American Century                                    Alger
                               ------------------------------------------------------------    ----------------------------
                                  VP Capital Appreciation            VP International              American Growth
                               ----------------------------    ----------------------------    ----------------------------
                                    1997            1996            1997            1996           1997             1996
                               ------------    ------------    ------------    ------------    ------------    ------------
    ........................
Operations:
Dividend income ............   $     44,016    $    138,502    $     37,999    $     13,386    $    102,249    $    131,042
Mortality & expense
 charges ...................         26,083          21,010          23,017           7,924         148,455          64,041
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Investment Income
(Loss) .....................         17,933         117,492          14,982           5,462         (46,206)         67,001
                               ------------    ------------    ------------    ------------    ------------    ------------
Gain (Loss) on Investments:
Net realized gain (loss) ...       (174,225)         29,651         230,824          14,675         450,958          57,997
Net change in
 unrealized gain (loss) ....         68,744        (267,775)        (68,911)         65,251       1,888,668         429,314
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Gain (Loss) ............       (105,481)       (238,124)        161,913          79,926       2,339,626         487,311
                               ------------    ------------    ------------    ------------    ------------    ------------

Increase (Decrease)
 in Net Assets from
 Operations ................        (87,548)       (120,632)        176,895          85,388       2,293,420         554,312
                               ------------    ------------    ------------    ------------    ------------    ------------
Contract Owner Transactions:
Proceeds from units sold ...      1,217,666       1,732,790       2,459,408         433,643       5,486,477       7,105,908
Cost of units redeemed .....     (1,579,609)       (164,269)       (880,556)        (37,857)     (1,632,203)       (469,736)
                               ------------    ------------    ------------    ------------    ------------    ------------
Increase (Decrease) ........       (361,943)      1,568,521       1,578,852         395,786       3,854,274       6,636,172
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....       (449,491)      1,447,889       1,755,747         481,174       6,147,694       7,190,484
Net Assets, beginning ......      2,279,864         831,975         879,507         398,333       8,440,581       1,250,097
                               ------------    ------------    ------------    ------------    ------------    ------------
Net Assets, ending .........   $  1,830,373    $  2,279,864    $  2,635,254    $    879,507    $ 14,588,275    $  8,440,581
                               ============    ============    ============    ============    ============    ============

Units sold .................        199,521         268,925         350,320          77,615         715,079       1,122,887
Units redeemed .............       (258,864)        (25,176)       (124,281)         (6,759)       (222,982)        (75,053)
                               ------------    ------------    ------------    ------------    ------------    ------------

Net increase (decrease) ....        (59,343)        243,749         226,039          70,856         492,097       1,047,834
Units outstanding, beginning        372,019         128,270         145,117          74,261       1,256,070         208,236
                               ------------    ------------    ------------    ------------    ------------    ------------
Units outstanding, ending ..        312,676         372,019         371,156         145,117       1,748,167       1,256,070
                               ============    ============    ============    ============    ============    ============


The accompanying notes are an integral part of the financial statements.
12

                       AUL American Individual Unit Trust
         STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (continued)
                 for the years ended December 31, 1997 and 1996

                                          Calvert                      T. Rowe Price                         PBHG
                               ----------------------------    ----------------------------    -------------------------------
                                  Capital Accumulation                  Equity-Income          Growth II(1)    Tech.& Comm.(1)
                               ---------------- -----------    ----------------------------    ------------    ---------------
                                    1997            1996            1997            1996           1997             1997
                               ------------    ------------    ------------    ------------    ------------    ---------------
    ........................

Operations:
Dividend income ............   $    193,311    $      2,162    $    929,965    $    175,556    $       --      $          --
Mortality & expense
 charges ...................         18,586           8,980         166,855          51,751           2,506              2,123
                               ------------    ------------    ------------    ------------    ------------    ---------------
Net Investment Income
 (Loss) ....................        174,725          (6,818)        763,110         123,805          (2,506)            (2,123)
                               ------------    ------------    ------------    ------------    ------------    ---------------
Gain (Loss) on Investments:
Net realized gain
 (loss) ....................         48,471           8,363         465,118         124,056            (622)            25,874
Net change in
 unrealized gain (loss) ....         69,643          44,730       1,904,287         515,833         (18,592)           (52,422)
                               ------------    ------------    ------------    ------------    ------------    ---------------
Net Gain (Loss) ............        118,114          53,093       2,369,405         639,889         (19,214)           (26,548)
                               ------------    ------------    ------------    ------------    ------------    ---------------
Increase (Decrease)
 in Net Assets from
 Operations ................        292,839          46,275       3,132,515         763,694         (21,720)           (28,671)
                               ------------    ------------    ------------    ------------    ------------    ---------------
Contract Owner Transactions:
Proceeds from units sold ...        495,600       1,178,357      10,649,296       6,202,566       1,474,635            653,188
Cost of units redeemed .....       (260,165)        (41,758)     (1,346,727)       (265,100)       (931,283)          (219,051)
                               ------------    ------------    ------------    ------------    ------------    ---------------
Increase (Decrease) ........        235,435       1,136,599       9,302,569       5,937,466         543,352            434,137
                               ------------    ------------    ------------    ------------    ------------    ---------------

Net increase (decrease) ....        528,274       1,182,874      12,435,084       6,701,160         521,632            405,466
Net Assets, beginning ......      1,332,507         149,633       7,681,960         980,800            --                 --
                               ------------    ------------    ------------    ------------    ------------    ---------------
Net Assets, ending .........   $  1,860,781    $  1,332,507    $ 20,117,044    $  7,681,960    $    521,632    $       405,466
                               ============    ============    ============    ============    ============    ===============

Units sold .................         72,221         184,348       1,310,129         958,454         268,845            114,417
Units redeemed .............        (43,129)         (6,178)       (165,014)        (40,121)       (170,964)           (35,869)
                               ------------    ------------    ------------    ------------    ------------    ---------------

Net increase (decrease) ....         29,092         178,170       1,145,115         918,333          97,881             78,548
Units outstanding, beginning        202,261          24,091       1,081,376         163,043            --                 --
                               ------------    ------------    ------------    ------------    ------------    ---------------
Units outstanding, ending ..        231,353         202,261       2,226,491       1,081,376          97,881             78,548
                               ============    ============    ============    ============    ============    ===============


(1) for the period from May 1, 1997 to December 31, 1997

The accompanying notes are an integral part of the financial statements.
13

                         NOTES TO FINANCIAL STATEMENTS
1. Summary of Significant  Accounting  Policies
The AUL American Individual Unit Trust (Variable Account) was established by American United Life Insurance Company (AUL) on April 14, 1994, under procedures established by Indiana law and is registered as a unit investment trust under the Investment Company Act of 1940, as amended. The Variable Account is a segregated investment account for individual variable annuity contracts issued by AUL and invests exclusively in shares of mutual fund portfolios offered by the AUL American Series Fund, Inc. (Series Fund), Fidelity Investments Variable Insurance Products Fund and Variable Insurance Products Fund II(Fidelity), American Century Variable Portfolios, Inc. (American Century), Alger American Fund (Alger), Acacia Capital Corporation (Calvert), T. Rowe Price Equity Series, Inc. (T. Rowe Price), and PBHG Insurance Series Fund, Inc. (PBHG).

Security Valuation, Transactions and Related Income
The market value of investments is based on the closing bid prices at December 31, 1997. Investment transactions are accounted for on the trade date and dividend income is recorded on the ex-dividend date.

Mortality and Expense Risks Charges
AUL deducts a daily charge as compensation for the mortality and expense risks assumed by AUL. The charge is equal on an annual basis to 1.25% of the average daily net assets of each investment account. AUL guarantees that the mortality and expense charge shall not increase. The charges incurred during the years ended December 31, 1997 and 1996 were $1,301,444 and $539,383 respectively.

Taxes
Operations of the Variable Account are part of, and are taxed with, the operations of AUL, which is taxed as a "life insurance company" under the Internal Revenue Code. Under current law, investment income, including realized and unrealized capital gains of the investment accounts, is not taxed to AUL to the extent it is applied to increase reserves under the contracts. The Variable Account has not been charged for federal and state income taxes since none have been imposed.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

2. Account Charges
AUL may assess a premium tax charge based on premium taxes incurred. Premium taxes currently range between 0% and 3.5%, but are subject to change by governmental entities.

AUL deducts an annual administrative charge from each contract equal to the lesser of 2% of the contract value or $30. The fee is assessed every year on the contract anniversary date during the accumulation period but is waived if the contract value exceeds $50,000 on the contract anniversary date. The charges incurred during the years ended December 31, 1997 and 1996 were $81,617 and $21,722, respectively.

AUL may assess a withdrawal charge on withdrawals that exceed 12% of the contract value at the time of the first withdrawal in a contract year. However, the contract owner has a right to a full refund of the contributions made under the contract for any reason within ten days of original contract purchase. If a particular state allows a longer "free look" period, then such state law will be followed for Participants residing in that state. The amount of the withdrawal charge depends upon the type of contract and the length of time the contract has existed, as follows:

             Flexible Premium Contract         One Year Flexible Premium Contract
      -------------------------------------    ----------------------------------

      Contract Year      Withdrawal Charge     Contract Year  Withdrawal Charge
      ---------------- --------------------    -------------- -------------------


             1                   10%                1               7%
             2                    9%                2               6%
             3                    8%                3               5%
             4                    7%                4               4%
             5                    6%                5               3%
             6                    5%                6               2%
             7                    4%                7               1%
             8                    3%                8               0%
             9                    2%
            10                    1%
            11                    0%


The aggregate withdrawal charges will not exceed 8.5% of the total premiums paid on a Flexible Premium Contract or 8% of the total premiums paid on a One Year Flexible Premium Contract.
14

3.Accumulation Unit Value
The change in the Net Asset Value per unit for the year ended December 31, 1997, or from commencement of operation, May 1, 1997, through December 31, 1997, is:

                      12/31/97         12/31/96                Change
                      ---------       ---------                ------
Series Fund:
  Equity             $8.902288        $6.955832                  28.0%
    Money Market      1.118656         1.079623                   3.6%
    Bond              6.331288         5.944584                   6.5%
    Managed           7.809842         6.538610                  19.4%
    Tactical Asset    6.900921         6.050897                  14.0%
  Fidelity:
  High Income         7.775151         6.690998                  16.2%
    Growth            9.286787         7.614970                  22.0%
    Overseas          6.557107         5.951929                  10.2%
    Asset Manager     7.606226         6.383686                  19.2%
    Index 500        10.811089         8.249673                  31.0%
    Equity Income     8.530417         6.742581                  26.5%
    Contrafund        8.855954         7.223554                  22.6%
  American Century:
  VP Capital
    Appreciation      5.855008         6.128474                  (4.5%)
    VP International  7.100007         6.060122                  17.2%
  Alger:
  American Growth     8.344870         6.719732                  24.2%
  Calvert:
  Capital Accumulati  8.041824         6.587155                  22.1%
  T. Rowe Price:
  Equity Income       9.040136         7.104109                  27.3%

                      12/31/97         05/01/97                Change
                      ---------       ---------                ------

PBHG:
  Growth II          $5.330245        $5.000000                  6.6%
  Technology &
     Communications   5.161663         5.000000                  3.2%

  4.         Cost of Investments
   The cost of investments at December 31, 1997, is:
Series Fund:
Equity            $ 7,534,677
Money Market        5,092,365
Bond                2,410,971
Managed             5,565,128
Tactical Asset      3,099,411
Fidelity:
High Income         4,100,802
Growth             10,831,970
Overseas            1,898,608
Asset Manager      10,808,977
Fidelity (continued):
Index            $ 16,529,378
Equity-Income       8,714,286
Contrafund          9,669,697
American Century:
Vp Capital
Appreciation        1,945,238
Vp International    2,604,897
Alger:
American Growth    12,261,354
Calvert:
Capital
Accumulation      $ 1,746,677
T. Rowe Price:
Equity Income      17,628,645
PBHG:
Growth II             540,224
Technology &
Communications        457,888
15

5. Net Assets
Net Assets at December 31, 1997, are:

                                                                Series Fund
                               ----------------------------------------------------------------------------
                                  Equity       Money Market        Bond          Managed         Tactical
                                                                                                   Asset
                               ------------    ------------    ------------    ------------    ------------

Proceeds from units sold....   $  7,756,774    $ 47,185,815    $  4,465,102    $  5,735,570    $  2,991,272
Cost of units redeemed .....       (697,389)    (42,341,403)     (2,310,798)       (634,515)       (168,633)
Net investment income (loss)        152,672         247,953         218,266         323,706         224,993
Net realized gain (loss) ...        322,620            --            38,401         140,367          51,779
Unrealized gain (loss)
  on investments ...........      1,441,558            --           (44,113)        613,414          69,336
                               ------------    ------------    ------------    ------------    ------------
                               $  8,976,235    $  5,092,365    $  2,366,858    $  6,178,542    $  3,168,747
                               ============    ============    ============    ============    ============



                                                                Fidelity
                               ----------------------------------------------------------------------------
                                High Income       Growth         Overseas          Asset         Index 500
                                                                                  Manager
                               ------------    ------------    ------------    ------------    ------------


Proceeds from units sold ...   $  4,603,706    $ 12,203,015    $  2,298,277    $ 11,005,023    $ 17,409,674
Cost of units redeemed .....       (782,564)     (2,276,369)       (558,112)     (1,085,333)     (1,658,892)
Net investment income (loss)        193,777         309,197          72,345         706,425          87,912
Net realized  gain (loss) ..         85,883         596,127          86,098         182,862         690,684
Unrealized gain (loss)
  on investments ...........        385,989       2,104,672          50,203       1,221,245       3,325,517
                               ------------    ------------    ------------    ------------    ------------

                               $  4,486,791    $ 12,936,642    $  1,948,811    $ 12,030,222    $ 19,854,895
                               ============    ============    ============    ============    ============



                                          Fidelity                   American Century              Alger
                               ----------------------------    -----------------------------   ------------
                                                                VP Capital          VP           American
                               Equity-Income   Contrafund      Appreciation    International      Growth
                               -------------   ------------    ------------    -------------    ------------

    ........................

Proceeds from units sold ...   $  9,883,288    $ 10,357,643    $  3,763,469    $  3,292,330    $ 13,853,276
Cost of units redeemed .....     (1,990,168)     (1,236,288)     (1,812,177)       (954,640)     (2,123,140)
Net investment income (loss)        538,473          67,007         129,962          17,482          17,053
Net realized gain (loss) ...        282,693         481,335        (136,016)        249,725         514,165
Unrealized gain (loss)
  on investments ...........      1,410,699       1,933,072        (114,865)         30,357       2,326,921
                               ------------    ------------    ------------    ------------    ------------
                               $ 10,124,985    $ 11,602,769    $  1,830,373    $  2,635,254     $14,588,275
                               ============    ============    ============    ============    ============


                                 Calvert       T.RowePrice           PBHG
                               -------------   ------------    ----------------------------
                                 Capital          Equity                       Technology &
                               Accumulation       Income        Growth II     Communications
                               ------------    ------------    ------------   -------------

Proceeds from units sold ...   $  1,816,854    $ 17,783,366    $  1,474,635    $    653,188
Cost of units  redeemed ....       (302,362)     (1,646,879)       (931,283)       (219,051)
Net investment income (loss)        175,160         898,262          (2,506)         (2,123)
Net realized gain (loss) ...         57,025         593,896            (622)         25,874
Unrealized gain(loss)
  on investments ...........        114,104       2,488,399         (18,592)        (52,422)
                               ------------    ------------    ------------    ------------
                               $  1,860,781    $ 20,117,044    $    521,632    $    405,466
                               ============    ============    ============    ============
16
